TABLE OF CONTENTS

ARTICLE I         DEFINITIONS

Section  1 ----- Parties to this Contract
Section  2 ----- Other Defined Terms

ARTICLE II        CONTRIBUTIONS AND ACCOUNTS

Section 1 -----  Contributions
Section 2 -----  Separate Account B
Section 2A ----- Determination  of Unit Value of Separate  Account B
Section 2B ----- Determination of Net Investment Factor
Section 3 -----  Investment Accounts
Section 4 -----  Forfeitures
Section 5 -----  Transfers  Between  Investment Accounts
Section 6 -----  Disposition of an Investment  Account
Section 7 -----  Cancellation of Investment Account Units
Section 8 -----  Funds

ARTICLE III       EXPENSES

Section  1 ----- Expenses

ARTICLE IV        BENEFITS

Section  1 ----- Distribution of Benefits

ARTICLE IVA       INCOME BENEFITS

Section  1 ----- Income Benefits
Section  2 ----- Options
Section  3 ----- Amount and Form of Benefit Payments
Section  4 ----- Change in Variable Annuity Payments
Section  5 ----- Adjustment to Variable Annuity Reserves
Section  6 ----- Mortality and Expense Guarantees
Section  7 ----- Basis of Annuity Purchases
Section  8 ----- Cancellation of Annuity

ARTICLE IVB       OTHER BENEFITS

Section  1 ----- Benefits Available Upon Termination, Retirement, or Disability
Section  2 ----- Benefits Payable at Death
Section 2A ----- Options for Benefits Payable at Death
Section  3 ----- Withdrawals


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ARTICLE V         TRANSFERS; CESSATION

Section  1 ----- Transfer to Another Funding Agent
Section  2 ----- Transfer to a Companion Contract
Section  3 ----- Transfer from a Companion Contract
Section  4 ----- Cessation of Contributions

ARTICLE VI        LIMITATIONS

Section  1 ----- Limitations on Payments and Transfers from Investment Accounts

ARTICLE VII       GENERAL PROVISIONS

Section  1 ----- Certificates
Section  2 ----- Beneficiary
Section  3 ----- Dividends
Section  4 ----- Contract
Section  5 ----- Plan and Plan Amendments
Section  6 ----- Waiver and Modification
Section  7 ----- Misstatements
Section  8 ----- Information,  Proofs and Determination of Facts
Section  9 ----- Amendment
Section 10 ----- Contributions
Section 11 ----- Modification in Mode of Payment of Annuity
Section 12 ----- Commutation of Payments
Section 13 ----- Facility  of Payment
Section 14 ----- Pronouns
Section 15 ----- Assignment
Section 16 ----- Investment Manager
Section 17 ----- Basis of Reserve
Section 18 ----- Substituted Securities


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ARTICLE I -- DEFINITIONS

SECTION 1--PARTIES TO THIS CONTRACT. This contract is between the Contractholder and Principal Mutual Life Insurance Company.

Contractholder means the holder of this contract named on the face page and will be referred to in this contract as you or your.

Principal Mutual Life Insurance Company will be referred to in this contract as we, us, or our.

SECTION 2--OTHER DEFINED TERMS.

Annuity Change Factor means the factor described in Article IVA, Section 4.

Annuity Commencement Date means the beginning date for annuity payments.

Annuity Premium means the amount applied under this contract to purchase an annuity.

Annuity Purchase Date means the date an Annuity Premium is applied to purchase an annuity.

Companion Contract means a group annuity contract not registered with the Securities and Exchange Commission offering guaranteed interest crediting rates which may be issued by us to you for the purpose of funding benefits under the Plan. We must agree in writing that a contract is a Companion Contract.

Contract Date means the date this contract is effective, as shown on the face page.

Contract Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Contributions means amounts you pay to us which we have accepted under Article II, Section 1.

Deposit Year means the twelve month period selected by you.

Division  means a part of  Separate  Account  B  invested  in shares of a single
Mutual  Fund.  You  may  choose  to  limit  the  Divisions   available  to  Plan
Participants under this contract.

Employer means the corporation, sole proprietor, firm, organization, agency or political subdivision named as employer in the Plan and any successor.

Flexible  Income  Option means a form of  distributing  benefits as described in
Article IVA, Section 2.

Funding Agent means an insurance company, custodian or trustee designated by you and authorized to receive any amount or amounts transferred under Article V,
Section 1. Funding Agent will also mean Principal Mutual Life Insurance Company where you direct us to transfer such amounts from this contract to another group annuity contract issued by us to you.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended and the regulations thereunder. Reference to the Internal Revenue Code means such Code or the corresponding provisions of any subsequent revenue code and any regulations thereunder.

Investment  Account  means the account  established  as described in Article II,
Section 3.

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Investment Account Value means the value of an Investment Account for a Division which on any date will be equal to the number of units then credited to such account multiplied by the Unit Value for this series of contracts for that Division for the Valuation Period in which such date occurs.

Mutual Fund means a registered open-end investment company in which a Division of Separate Account B invests.

Net Investment Factor means, for a Division, the factor described in Article II,
Section 2B, for this series of contracts.

Normal Income Form means the form of benefit to be provided under the Plan if the Owner of Benefits does not elect some other form. If the Plan does not specify a normal income form, the Normal Income Form will be:

(a) for an unmarried Plan Participant, the variable annuity specified in Option 1 of Article IVA, Section 2, with a minimum period of 10 years.

(b) for a married Plan Participant, the variable annuity with one-half survivorship specified in Option 4 of Article IVA, Section 2.

Notification means any form of notice that is received by us at our home office and that is approved in advance by us, including approved written forms, electronic transmissions, telephone transmissions, facsimiles or photocopies. We will notify you regarding the acceptable forms of notice we will allow. At our discretion, we may require that another form of notice be used in a particular case or that a particular notice be confirmed.

Owner of Benefits means the entity or individual that has the exclusive right to be paid benefits and exercise rights and privileges pursuant to such benefits. The Plan Participants are the Owners of Benefits.

Plan means the retirement plan established by the Employer in effect on the date this contract is executed and as amended from time to time, which the Employer has designated to us in writing as the plan funded by this contract.

Plan Participant means a person who is (i) a participant under the Plan, (ii) a spouse beneficiary of a deceased participant, or (iii) an alternate payee under a Qualified Domestic Relations Order, in whose name records of contributions and accounts are kept under this contract.

Qualified Domestic Relations Order means a Qualified Domestic Relations Order as defined in Internal Revenue Code Section 414(p)(1)(A).

Quarterly Date means the last Valuation Date in the third, sixth, ninth and twelfth month of each Deposit Year.

Separate Account B means Principal Mutual Life Insurance Company Separate Account B as described in Article II, Section 2.

Termination of Employment means a Plan Participant's termination of employment with the Employer, as determined under the Plan and reported to us.


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Total and Permanent Disability means that a Plan Participant is disabled, as the result of sickness or injury, so as to be prevented from engaging in any substantial gainful activity and such total disability has been continuous for a period of at least six months. The Plan Participant must submit due proof thereof which is acceptable to us.

Unit Value means the value of a unit of a Division of Separate Account B, as described in Article II, Section 2A.

Valuation Date means the date on which the net asset value of a Mutual Fund is determined.

Valuation Period means the period of time between when the net asset value of a Mutual Fund is determined on one Valuation Date and when such value is determined on the next following Valuation Date.

Variable Annuity Payments means a series of periodic payments which are not guaranteed as to dollar amount but which will increase or decrease to reflect the investment experience of the Common Stock Division of Separate Account B. Periodic payments made pursuant to the Flexible Income Option as described in
Article IVA, Section 2, are not Variable Annuity Payments.

Variable Annuity Reserves means the reserves held for annuities in the course of payment.

Yearly Date means the Contract Date and the same day of each year thereafter.


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ARTICLE II -- CONTRIBUTIONS AND ACCOUNTS

SECTION 1--CONTRIBUTIONS. Contributions may be accepted by us under this contract on any date on or after the Contract Date, subject to the provisions of
Article VII, Section 10. A Contribution is any amount determined or allowed by the Plan to be paid to us. Contributions which correlate to a Plan Participant may be paid to us at any time on or after the Contract Date. Contributions in excess of those determined by the Plan may be paid to us only with our consent.

All Contributions are payable directly to us at our home office in Des Moines, Iowa.

Contributions may be directed to any Investment Accounts available as described in Section 3 of this Article, as specified by Notification to us. Contributions will be added to each Investment Account in the amount or percentage specified in the Notification on file with us. If we have no Notification on file for a particular Contribution, we will direct such Contribution to the Money Market Division Investment Account which correlates to the Plan Participant in whose name the Contribution was made. The investment direction may be changed at any time by filing a new Notification with us. The Money Market Division will be available for this purpose even if you choose not to make the Money Market Division available as an investment option for Plan Participants under this contract,.

We will maintain separate accounting records for each type of Contribution which correlate to Plan Participants that is permitted or required to be made under the Plan.

SECTION 2--SEPARATE ACCOUNT B. We have established and will maintain a separate account called Principal Mutual Life Insurance Company Separate Account B (Separate Account B). Separate Account B is divided into several Divisions. The Divisions of Separate Account B available on the Contract Date for Contributions are the Capital Accumulation Division, Government Securities Division and Money Market Division. Each Division invests amounts credited in a Mutual Fund at net asset value. Any and all distributions made by a Mutual Fund in respect of its shares held by Separate Account B will be reinvested in additional shares of such Mutual Fund, at net asset value. A redemption of Mutual Fund shares by Separate Account B is at net asset value. We reserve the right to change the Mutual Funds in which Separate Account B invests as provided in Article VII,
Section 18.

Amounts which will be credited to Separate Account B include amounts held in connection with this contract and other contracts we designate as participating in Separate Account B, and amounts which are credited to it by us for the purpose of maintaining reserves for Variable Annuity benefits.

In addition, all income, gains and losses, whether or not realized, and expenses with respect to Separate Account B or a Division thereof shall be credited to or charged against such Separate Account B or such Division without regard to our income, gains, losses, or expenses or the income, gains, losses or expenses of any other Division of Separate Account B. The assets of Separate Account B or a Division thereof will not be charged with any of our liabilities or any liabilities arising out of any other Division of Separate Account B.


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SECTION  2A--DETERMINATION  OF UNIT VALUE OF SEPARATE  ACCOUNT B. The Unit Value
for a Division of Separate Account B is the basis of determining the value of interests of Owners of Benefits in such Division. The Unit Value for each Division is determined on each date on which the net asset value of its underlying Mutual Fund is determined.

The Unit Value for a Division for a Valuation Period is the value determined as of the end of such period. The Unit Value for each Division was fixed at $1.00 for the Valuation Period in which the first amount of money was credited to that Division of Separate Account B under this series of contracts. The Unit Value for a Division for any later Valuation Period is equal to its Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Division for this series of contracts for such later Valuation Period.

SECTION 2B--DETERMINATION OF NET INVESTMENT FACTOR. The Net Investment Factor for a Division for this series of contracts for any specified Valuation Period is equal to

(a) the quotient obtained by dividing (i) the net asset value of a share of its Mutual Fund as of the end of such Valuation Period, plus the per share amount of any dividend or other distribution made by such Mutual Fund during such Valuation Period (less any adjustment for taxes, if any) by (ii) the net asset value of a share of such Mutual Fund as of the end of the immediately preceding Valuation Period, reduced by

(b)      a mortality  and expense risks charge of a number equal to the ratio of
         (i) the number of days in the Valuation Period, to (ii) 365, multiplied by 0.42%.

The amounts derived from applying the rate specified in subparagraph (b) above will be accrued daily and will from time to time be transferred from Separate Account B at our discretion. The net asset value of a share of a Mutual Fund is determined and reported by such Mutual Fund or its agent.

SECTION 3--INVESTMENT ACCOUNTS. An Investment Account for each type of Contribution will be established to correlate with each Plan Participant for each Division of Separate Account B under this contract, as directed by you or the Owner of Benefits, as provided by the Plan. We will maintain each of these Investment Accounts until the Investment Account Value is either applied to provide an annuity for the Owner of Benefits under Article IVA, or paid to the Owner of Benefits or the beneficiary, or transferred in accordance with the provisions of this contract.

Each Contribution of each type will be allocated to the Division or Divisions of Separate Account B in accordance with the Notification on file with us and will result in a credit of units to the appropriate Investment Account. The number of units credited will be determined by dividing the portion of the Contribution allocated to a Division by the Unit Value for such Division for the Valuation Period within which the Contribution was received by us.


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SECTION  4--FORFEITURES.  When we are notified  that an event has  occurred,  as determined by the Plan, which requires a reduction to any Investment Accounts, we will identify and segregate the amounts involved in the Investment Accounts affected. Any segregated amounts will become forfeitures and the necessary units will be cancelled in accordance with Article II, Section 7. The resulting amounts will be added to any other forfeiture amounts and will be applied in accordance with Plan provisions on the earliest date which is consistent with Plan provisions. Any amounts allocated because of this Section will be considered a Contribution under Section 1 of this Article, and the provisions of
Section 1 will apply.

SECTION 5--TRANSFERS BETWEEN INVESTMENT ACCOUNTS. All or any portion of an Investment Account which correlates to a Plan Participant may be transferred to another Investment Account correlating to such Plan Participant under this contract for the same type of Contribution. Any transfer is subject to the following:

(a) We must receive Notification to transfer from you, or the Owner of Benefits, as permitted by the Plan. The Notification will specify the amount to be transferred and the accounts involved.

(b) No transfer will be effective if it is within one month before the Annuity Commencement Date.

(c)  All  transfers  are  subject to the  limitations  contained  in Article VI,
     Section 1.

Any transfer under this Section will be an application from the Investment Account from which the funds are transferred as of the date of transfer and will be treated as a Contribution to the appropriate Investment Account as of the date of the transfer.

SECTION 6--DISPOSITION OF AN INVESTMENT ACCOUNT. Units will remain credited to each Investment Account until cancelled for one of the following:

(a)  Application to purchase an annuity for the Owner of Benefits.

(b) Payment of a single sum cash benefit to the Owner of Benefits or the beneficiary.

(c) Transfer or adjustment of the value of such account, according to the terms of this contract.

(d)  Payment of the recordkeeping  expense described in item (c) of Article III,
     Section  1  for  a  Plan  Participant   whose  Termination  of  Employment,
     retirement or death has occurred or for an alternate payee under a Qualified Domestic Relations Order.

SECTION 7--CANCELLATION OF INVESTMENT ACCOUNT UNITS. When a payment, transfer or application is made, or an expense is paid from an Investment Account, the number of units to be cancelled will be determined by dividing the dollar amount of the payment, transfer, application or expense by the Unit Value for such Investment Account.

SECTION 8--FUNDS. We are the sole owner of all funds received under this contract.


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ARTICLE III -- EXPENSES

SECTION 1--EXPENSES. Expense charges will be determined by us periodically, but at least annually, in accordance with the written service and expense agreement we have with you. The amount of such charges will be made up of the following:

(a) Compensation paid or payable by us to the soliciting agent named by you on Contributions received by us since the last date expenses were paid.

(b) A contract administration expense charge, as shown in the service and expense agreement, which is calculated based on the total of all Investment Accounts which correlate to a Plan Participant under this contract and other Plan assets that are not allocated to the contract or an associated or Companion Contract but for which the Company provides recordkeeping services (outside assets), adjusted by the time weighted average of Contributions to, and withdrawals from, Investment Accounts and outside assets (if any) which correlate to a Plan Participant during the period. (We will apply this charge in a uniform manner to all contracts of this class that we issue.)

(c) A recordkeeping expense charge for keeping individual records of the various types of Investment Accounts which correlate to Plan Participants under this contract, and for preparing materials to inform Owners of Benefits about such accounts under this contract. For an alternate payee under a Qualified Domestic Relations Order or after a Plan Participant's Termination of Employment, retirement, disability or death, you may elect to deduct the recordkeeping expense charge as described in the written service and expense agreement for the accounts which correlate to such alternate payee or Plan Participant from such accounts on a pro rata basis. An additional location recordkeeping charge, as shown in the service and expense agreement, may apply for each additional employee group or location.

(d)  Charges, if any, for producing sample documents.

(e) Other charges may be made for services you ask us to do that are not covered by (a) through (d) above. We will inform you of the charges for such services before we perform them.

If the first Deposit Year is less than twelve months, the recordkeeping charge will be adjusted so that the full amount of the annual charge per Plan Participant will be assessed during the Deposit Year.

If all Investment Accounts which correlate to a Plan Participant are cancelled as a result of a withdrawal at any time during a Deposit Year, we will charge the unassessed portion of the full annual recordkeeping charge attributable to the Plan Participant.

If the recordkeeping charge is being deducted from the Investment Accounts as provided in (c) above, we will reduce the charges to be deducted, if necessary, so that the charges will not exceed 1% of the aggregate Investment Account Values which correlate to the alternate payee or Plan Participant at the time the charges are made. If we have also issued a Companion Contract to you, the recordkeeping charge chargeable under the Companion Contract with respect to any Plan Participant will be reduced by the amount of the recordkeeping charge assessed under this Contract.

These expenses must be paid to us directly at our home office in Des Moines, Iowa. We will send you a statement of these charges periodically in accordance with our written service agreement with you. Such charges must be paid within 31 days from the date of the statement.


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ARTICLE IV -- BENEFITS

SECTION 1--DISTRIBUTION OF BENEFITS. Benefits will be payable to an Owner of Benefits or a beneficiary under this contract as an annuity or in flexible income payments as described in Article IVA or in a single sum payment as described in Article IVB.

Depending on Plan provisions, benefits may be payable at the request of the Owner of Benefits or because of a Plan Participant's

(a)      Termination of Employment,

(b)      retirement (whether early, normal or late),

(c)      disability,

(d)      death, or

(e)      withdrawal as described in Article IVB, Section 3.


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ARTICLE IVA -- INCOME BENEFITS

SECTION 1--INCOME BENEFITS. An Owner of Benefits may elect to have all or any portion of the Investment Accounts which correlate to a Plan Participant used to provide a Flexible Income Option or purchase a benefit payment for the Owner of Benefits, payable under any option of Section 2 of this Article, as long as the benefit conforms to Plan provisions and complies with the following:

(a) The amount available to provide the annuity is as specified by the Plan, as reported to us by you.

(b) The Owner of Benefits, as permitted by the Plan, must request us to purchase, using a form we either furnish or approve.

(c) If no optional form of income is elected, the Normal Income Form will be purchased.

(d) Subject to the provisions of Article VII, Section 11, the Annuity Premium amount applied for the Owner of Benefits must be at least $1,750. (If other annuities have been provided from the Investment Accounts which correlate to the Plan Participant under the contract, this provision does not apply.)

(e) Except for the Flexible Income Option, the form of annuity and the contingent annuitant named (if any) cannot be changed after the Annuity Purchase Date.

(f) The Annuity Commencement Date will be one month following the Annuity Purchase Date.

(g) Variable Annuity Payments payable under any option of Section 2 of this Article must be paid on a monthly basis.

(h) Flexible Income Option payments may be made on a monthly, quarterly, semi-annual or annual basis unless the Plan specifies otherwise.

SECTION 2--OPTIONS. Any of the options described below may be chosen as the form of income for payment of benefits.

Option 1--Variable Annuity with Minimum Period. This provides benefit payments starting on the Annuity Commencement Date for the minimum period elected and continuing for the lifetime of the Plan Participant. The minimum period may be 0, 5, 10, 15, or 20 years or the period (called the installment refund period) required for the sum of all benefit payments to equal the amount applied, assuming all payments are in the same amount as the initial payment. If this option is chosen, we must have Notification of the length of the minimum period and the beneficiary, if applicable, designated by the Owner of Benefits.

Option 2--Joint and Survivor Variable Annuity with Minimum Period. This provides benefit payments starting on the Annuity Commencement Date for a minimum period of 10 years. Benefits will be paid for the joint lifetimes of the Plan Participant and the contingent annuitant named in the election and continue after the death of either payee in the amount that would have been payable to them jointly for the lifetime of the survivor. If both payees die before the end of the minimum period, the remaining payments for the minimum period will be paid to the beneficiary. If this option is chosen, we must have Notification of the name and date of birth of the contingent annuitant and the beneficiary designated by the Owner of Benefits.



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Option 3--Joint and Two-Thirds Survivor Variable Annuity.  This provides benefit payments, starting on the Annuity Commencement Date for the joint lifetimes of the Plan Participant and the contingent annuitant named in the election. At the death of either payee, two-thirds of the amount that would have been payable had both survived will be continued to the survivor for his lifetime. If this option is chosen, we must have Notification of the name and date of birth of the contingent annuitant.

Option 4--Variable Annuity with One-Half Survivorship. This provides benefit payments starting on the Annuity Commencement Date and continuing for the lifetime of the Plan Participant. If the Plan Participant dies on or after the Annuity Commencement Date, one-half of the benefit payment will be continued to the contingent annuitant for the lifetime of the contingent annuitant. If this option is chosen, we must have Notification of the name and date of birth of the contingent annuitant.

Option 5--Flexible Income Option. In place of a variable annuity payable under Option 1, 2, 3 or 4 above or a single sum benefit payable under Article IVB,
Section 1, the Owner of Benefits may instead choose to receive benefits under the Flexible Income Option.

(a) We will pay to the Owner of Benefits a portion of the aggregate Investment Account Values on the date or dates requested each Year and continuing for a period not to exceed the life or life expectancy of the Plan Participant, or the joint lives or life expectancy of such Plan Participant and the designated beneficiary, if such beneficiary is the Plan Participant's spouse. Payments will end, however, on the date no amounts remain in such accounts or the date such accounts are paid or applied in full in accordance with (b) below. Payments will be subject to the following:

         (1) The life expectancy of the Plan Participant and his spouse, if applicable, will be determined in accordance with the life expectancy tables contained in Internal Revenue Regulation
                  Section 1.72-9. Life expectancy will be determined as of the date on which the first payment is made. Life expectancy will be redetermined by us annually each year thereafter.

         (2) Payments may begin at any time after the Flexible Income Option is requested. Payments must begin no later than the latest date permitted or required by the Plan or regulations to be the Annuity Commencement Date.

         (3) Unless the Plan specifies otherwise, payments may be made annually, semi-annually, quarterly, or monthly as requested by the Owner of Benefits and agreed to by us. The annual amount payable will be the lesser of the aggregate Investment Account Values which correlate to the Plan Participant or the minimum annual amount determined in accordance with the minimum distribution rules of the Internal Revenue Code. Such amount will be determined by multiplying (i) by (ii) below:

                  (i) The value of the Investment Accounts which correlate to the Plan Participant on the date life expectancy was determined for the Plan Participant or for the Plan Participant and his spouse for the current Year.

                  (ii) A fraction, the numerator of which is 1 and the denominator of which is the expected return multiple (life expectancy) for the Plan Participant's age or for ages of the Plan Participant and his spouse as shown in the tables contained in Internal Revenue Code Section 1.72-9. Age, for this purpose, means age nearest birthday.


4A--2;TDSA-VA1;9203

                  Subject to the limitations of Article VI, Section 1, an Owner of Benefits may request a payment in excess of the amount described above in accordance with the provisions of (b) below.

         (4) If the Plan Participant should die before the aggregate Investment Account Values have been paid or applied in full, the provisions of Article IVB, Sections 2 and 2A, will be applicable.

         (5) Year for purposes of this Section means the twelve month period starting on the Owner of Benefits' installment payment starting date and each corresponding twelve month period thereafter.

(b) An Owner of Benefits may request a payment in excess of the minimum described in (a) above. Such payment may be equal to all or any portion of the Investment Account Values which correlate to the Plan Participant; provided, however, that if the requested payment would reduce the total value of such accounts to a total balance of less than $1,750 then such request will be a request for the total of such Investment Accounts.

The Owner of Benefits may request termination of the Flexible Income Option by giving us Notification (i) requesting an excess payment equal to the remaining balance of the aggregate Investment Account Values which correlate to a Plan Participant, (ii) requesting that the remaining balance of the aggregate Investment Account Values be applied to provide an annuity in accordance with one of the options of this Section, or (iii) a combination, as long as the amount applied to provide an annuity is at least $1,750. Any excess payment shall be subject to the limitations of Article VI, Section 1, as previously described.

We will make such excess payment on the later of (i) the date requested, or (ii) the date seven calendar days after we receive your Notification. The Annuity Commencement Date for amounts so applied will be one month after the Annuity Purchase Date. The Annuity Purchase Date for amounts so applied will be the first Valuation Date of the month following our receipt of your Notification or the first Valuation Date of such subsequent month as requested.

An additional charge will be made if the Owner of Benefits elects to receive benefits under the Flexible Income Option. Such charge will be as shown in the written service agreement we have with you and will be added to the recordkeeping charges due under Article III, Section 1. You may elect to deduct such charge on a pro rata basis from the Investment Accounts which correlate to the Plan Participant after such Plan Participant's Termination of Employment, retirement, disability or death.

By written agreement with you, we may provide other options permitted by the Plan.

SECTION 3--AMOUNT AND FORM OF BENEFIT PAYMENTS. We must have Notification no later than the last Valuation Date in the month which begins two months before the Annuity Commencement Date of the percentage of the aggregate Investment Accounts which correlate to the Plan Participant to be applied under Article IVA which is to provide Variable Annuity Payments as determined pursuant to the Plan.

Variable Annuity Payments will be provided by the Investment Accounts which correlate to the Plan Participant held under the Common Stock Division of Separate Account B. Therefore, before any annuity may begin, any amount which is to be used to provide Variable Annuity Payments will be transferred to Investment Accounts held under the Common Stock Division of such account as of the last Valuation Date in the month which begins two months before the Annuity


4A--3;TDSA-VA1;9203

Commencement   Date.  After  any  such  transfer,   the  value  of  the  Capital
Accumulation Division Investment Accounts will be applied on the Annuity Purchase Date to provide Variable Annuity Payments. The Annuity Commencement Date will be the first day of a month. If an annuity is purchased under this contract, the Capital Accumulation Division will be available for purposes of the annuity even if you choose not to offer the Capital Accumulation Division as an investment option for the Investment Accounts which correlate to Plan Participants.

The amount of the first Variable Annuity Payment shall be determined by us based on

(a) the amount applied on the annuity Purchase Date to provide the annuity income,

(b)  the option chosen,

(c)  the age of the Plan Participant and the contingent annuitant, if any,

(d) the purchase rate applicable on the Annuity Purchase Date for the optional form elected by the Owner of Benefits as determined in accordance with
     Section 7 of this Article.

If the Flexible Income Option of Article IVA, Section 2 is elected, Investment Accounts correlating to the Plan Participant need not be transferred to the Capital Accumulation Division of Separate Account B. Payments under the Flexible Income Option will be withdrawn from the Investment Accounts which correlate to the Plan Participant in accordance with the Owner of Benefits' Notification. If the Notification does not specify the order of application, payments will be withdrawn on a pro rata basis from the Investment Accounts which correlate to the Plan Participant.

SECTION 4--CHANGE IN VARIABLE ANNUITY PAYMENTS. The dollar amounts of Variable Annuity Payments are not guaranteed and will increase or decrease depending on the investment performance of the Capital Accumulation Division of Separate Account B. The initial monthly annuity income payment will be as determined above. Thereafter, each monthly payment will be equal to the product of (i) the Variable Annuity Payment for the previous calendar month multiplied by (ii) the Annuity Change Factor for the month of the payment.

Annuity Change Factor is the percentage determined by dividing (a) by (b);

(a) The number which results from dividing (i) the Unit Value for the Capital Accumulation Division of Separate Account B for the first
         Valuation Date in the calendar month beginning one calendar month before such given calendar month by (ii) the Unit Value for such Division for the first Valuation Date in the calendar month beginning two months before such given calendar month.

(b) An amount equal to one plus the effective interest rate for the number of days between the two Valuation Dates specified in subparagraph (a) above at the interest rate used in the determination of the purchase rates in effect at the time the Variable Annuity Payments began.

We reserve the right to amend or change the basis for determining the Annuity Change Factor as provided in Article VII, Section 9. Any such change will apply only to Variable Annuity benefits beginning after the date of the amendment or change, except such retroactive changes as are necessary to meet the requirements of any law or regulation issued by any governmental agency to which we are subject.

SECTION  5--ADJUSTMENT  TO VARIABLE  ANNUITY  RESERVES.  Each  Variable  Annuity
Payment made under this  Contract  will be deducted  from the  Variable  Annuity
Reserves and will be an application of a portion of such Variable Annuity Reserves on the date paid.

4A--4;TDSA-VA1;9504

SECTION 6--MORTALITY AND EXPENSE GUARANTEES. We will, at least once each year, make transfers between the Variable Annuity Reserves for the Common Stock Division of Separate Account B and our general account assets so that the Variable Annuity Reserves of the Common Stock Division of Separate Account B will be equal to the total of our liabilities for Variable Annuity Payments payable from Separate Account B, as determined by us. These transfers, if needed, will adjust the Common Stock Division of the Separate Account for the difference between actual mortality and expense experience since the last transfer and the mortality and expense assumptions used in the purchase rates for Variable Annuity Payments paid from the Common Stock Division. The transfers are necessary to support our guarantees as to such mortality and expense rates. No transfers will be made because of investment gains or losses. There will be no adjustment to Variable Annuity Payments because of this transfer.

The mortality and expense assumptions in the annuity purchase rates used to determine the first Variable Annuity Payment are guaranteed after benefit payments begin. Variations in the dollar amount of such payments are based entirely upon the investment performance of the Common Stock Division of Separate Account B.

SECTION 7--BASIS OF ANNUITY PURCHASES. The Variable Annuity purchase rates under this contract will be determined on the basis of the purchase rate in effect on the Owner of Benefits' Annuity Purchase Date for contracts of this class. This purchase rate will not be less favorable to the Owner of Benefits than the rates shown in Table 1. These rates are based on (i) interest at the rate of 2.5% per year and (ii) mortality according to the 1983 Table a for Individual Annuity Valuation projected with Scale G to the year 2001, female and unisex set back 5 years in age. If you report to us that all or a portion of the amount of monthly income to be provided to an Owner of Benefits is to use purchase rates which recognize the sex of the Plan Participant (and contingent annuitant, if applicable), we will use sex-distinct annuity purchase rates for the portion so reported. Such rates will not be less favorable than the rates shown in Table 1.

We reserve the right to amend or change the basis for determining Variable Annuity purchase rates pursuant to Section 9 of Article VII. No such change will apply to Variable Annuity Payments which were in the course of payment before the date of change.

SECTION 8--CANCELLATION OF ANNUITY. If you determine and report to us that under the provisions of the Plan in effect on an Owner of Benefits' Annuity Purchase Date, the annuity purchased for an Owner of Benefits is to be reduced, then the fraction you report of the variable annuity purchased for that Owner of Benefits will be cancelled, and the amount of payments paid to the Owner of Benefits, the beneficiary or contingent annuitant will be reduced accordingly.

The Variable Annuity Reserve for any annuity cancelled under this Section will be treated as a forfeiture under Article II, Section 4.




4--A5;TDSA-VA1;9203

ARTICLE IVB -- OTHER BENEFITS

SECTION 1--BENEFITS AVAILABLE UPON TERMINATION, RETIREMENT OR DISABILITY. All or a portion of the amounts available to an Owner of Benefits under this contract may be paid to him by us in a single sum on or after the Plan Participant's Termination of Employment, retirement under the Plan or Total and Permanent Disability under the Plan if

(a)  the Plan allows such payment, and

(b) we receive a written request from the Owner of Benefits, using a form we either furnish or approve.

The amount of any cash benefit available will be determined as of the date we receive the request at our home office, or some later date specified in the request. It will consist of that part of the Investment Accounts which correlate to the Plan Participant in which he is vested under the vesting provisions of the Plan.

Any amount payable to an Owner of Benefits under this Section is subject to the limitations of Article VI, Section 1.

Any payment from the Investment  Account or Accounts will be in accordance  with
Article II, Section 7. The payment will be an application from the Account paid on the date of payment and it and will be in lieu of any other benefits available under this contract for the amounts applied.

SECTION 2--BENEFITS PAYABLE AT DEATH.

Subsection (1)--Before Annuity Purchase Date. If a Plan Participant dies before the Annuity Purchase Date, we will, upon receipt of due proof of death, pay any death benefit in accordance with Plan provisions. If the Plan does not provide for another method, or if no other method has been chosen, we will pay this benefit to the beneficiary in accordance with Section 2A of this Article. We will determine the value of this death benefit as of the date of payment or application to effect an annuity.

Any payment made under this Section is subject to the  limitation  provisions of
Article VI, Section 1.

Subsection (2)--After Annuity Purchase Date. If a Plan Participant dies after the Annuity Purchase Date, benefits will be paid under the form of annuity in effect for the Owner of Benefits.

Subsection (3)--Proof of Death. We will accept as due proof of death a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, a written statement by a medical doctor who attended the deceased during his last illness, or any other proof that is satisfactory to us.


4B--1;TDSA-VA1;9203

SECTION 2A--OPTIONS FOR BENEFITS PAYABLE AT DEATH. By Notification to us, an Owner of Benefits may have an annuity purchased for the beneficiary if the aggregate value of the Investment Accounts which correlate to the Plan Participant is at least $1,750.

If no such Notification is on file with us, a beneficiary may choose to have an annuity purchased under this contract or may choose to receive a single sum benefit. If we do not receive Notification of such choice within 120 days after the date we receive due proof of death, the beneficiary will be deemed to be a Plan Participant under this contract.

Any election  under this Section shall be in lieu of any benefits  payable under
Section 2 of this Article.

SECTION 3--WITHDRAWALS. Upon Notification from the Owner of Benefits, we will pay to the Owner of Benefits all or a portion of the vested portion of the Investment Account(s) which correlate to a Plan Participant, subject to the following:

(a) We must receive the Notification to do so from the Owner of Benefits. The Notification will specify the amount to be withdrawn and the Investment Accounts involved.

(b)  The Notification must be before the Annuity Purchase Date.

(c)  The Plan must allow for such withdrawal.

(d) The Notification will be accompanied (at our request) by the Owner of Benefits' certificate, if any, issued as described in Article VII, Section 1.

(e) The amount withdrawn from each of the Investment Accounts which correlate to a Plan Participant will be determined in accordance with the Notification from the Owner of Benefits. If we don't receive such Notification, the amount withdrawn will be determined on a pro rata basis.

We will determine and pay the amount available in accordance with the above. The amount of any cash benefit available will be determined as of the date we receive the request at our home office, or some later date specified in the request. Any payment from the Investment Account or Accounts will be in accordance with Article II, Section 7. The payment will be an application from the account paid on the date of payment and it will be in lieu of any other benefits available under this contract for the amounts applied.

Any amount payable to an Owner of Benefits under this Section is subject to the limitations of Article VI, Section 1. In addition, if expenses are being deducted under Article III, Section 1,

(f) and a withdrawal is requested of all of the Investment Accounts which correlate to a Plan Participant, such expenses will be deducted before payment is made to the Owner of Benefits.

(g) and a partial withdrawal is requested from the Investment Accounts which correlate to a Plan Participant, such expenses will be deducted from the remaining Investment Accounts which correlate to the Plan Participant.



4B--2;TDSA-VA1;9407

ARTICLE V -- TRANSFERS; CESSATION

SECTION 1--TRANSFER TO ANOTHER FUNDING AGENT. You, and not the Owner of Benefits, may give us Notification requesting payment of all or a portion of the Investment Accounts to another Funding Agent or to you if you are the Owner of Benefits. The amount of any Investment Accounts to be transferred will be determined as of the end of the Valuation Period in which we receive such request. Amounts transferred will be subject to the limitations of Article VI,
Section 1.

SECTION 2--TRANSFER TO A COMPANION CONTRACT. If we have issued a Companion Contract to fund the Plan, the Owner of Benefits may give us Notification requesting a transfer of all or a portion of the Investment Account Values which correlate to a Plan Participant to a Companion Contract. The amount to be transferred from each Investment Account which correlates to a Plan Participant will be as specified in the Owner of Benefits' Notification. If the Notification does not specify, the amount to be transferred will be determined on a pro rata basis. The amount of any Investment Accounts to be transferred will be determined as of the end of Valuation Period in which we receive such request. The amount transferred will be subject to the limitations of Article VI, Section
1. If such Companion Contract allows for a transfer of unmatured Investment Accounts before the end of their guarantee periods, no transfers with respect to a Plan Participant will be allowed to any accounts under the Companion Contract which correlate to that Plan Participant if any amounts from an unmatured Investment Account have been transferred to any of the Investment Accounts which correlate to such Plan Participant from the Companion Contract during the previous six months.

SECTION 3--TRANSFER FROM A COMPANION CONTRACT. If we have issued a Companion Contract to fund the Plan and if permitted by the Companion Contract, amounts transferred from a Companion Contract may be transferred to Investment Accounts which correlate to a Plan Participant at any time at least one month before the Owner of Benefits' Annuity Commencement Date. The amount and date of any such transfer will be in accordance with the provisions of the Companion Contract.

Any  transferred  amount will be a Contribution  in accordance  with Article II,
Section 1.

SECTION 4--CESSATION OF CONTRIBUTIONS. Cessation of Contributions shall be effective as of any of the following dates:

(a) On the date you notify us in writing that cessation of Contributions is to occur.

(b)  On the date the Plan terminates.

(c)  On the date no Investment Account Values remain under this contract.

Upon  cessation  of   Contributions,   no  further   persons  will  become  Plan
Participants and no further Contributions will become payable.

All provisions of this contract will remain effective as to any Investment Accounts which have not been paid or applied in full.

Once all Investment Accounts have been paid or applied in full, we will have no further obligation in regard to such accounts.




5--1;TDSA-VA1;9204

ARTICLE VI -- LIMITATIONS

SECTION 1--LIMITATIONS ON PAYMENTS AND TRANSFERS FROM INVESTMENT ACCOUNTS.   We
will make payments and transfers in full within seven calendar days after the date we receive your Notification at our home office or the requested date of payment or transfer, if later. We will defer any payment or transfer made under this contract during any period that the right to redeem Mutual Fund shares is suspended as permitted under the provisions of the Investment Company Act of 1940. If any deferment of payment or transfer is effective, and if said payment or transfer has not been cancelled by Notification to us within the period of deferment, the amount to be paid or transferred shall be determined as of the first Valuation Date following the expiration of the permitted deferment, and the payment or transfer will be made within seven calendar days thereafter. We will notify you in the event of any such deferment of more than 30 days.






6--1;TDSA-VA1;9203

ARTICLE VII -- GENERAL PROVISIONS

SECTION 1--CERTIFICATES. If the Owner of Benefits is a Plan Participant and he contributes under the Plan and the state of issue so requires, we will prepare and send to the Employer, for delivery to each Owner of Benefits, an individual certificate setting out a statement of the benefits to which that Owner of Benefits is entitled and to whom death benefits are payable. If benefits become payable to an Owner of Benefits under one of the options of Article IVA, we will issue an individual certificate setting forth the amount, form and period of payment of the monthly annuity benefits.

SECTION 2--BENEFICIARY. The beneficiary is the person or persons named by the Owner of Benefits to whom benefits (other than any income payable to a contingent annuitant under the provisions of Article IVA, Section 2) are payable under this contract upon the death of the Plan Participant, subject to the provisions of Section 13 of this Article. An Owner of Benefits will name or change a beneficiary by filing a written beneficiary designation to that effect with us, but the designation will not be effective until we receive it. When we receive the designation, it will be effective as of the date it is executed, but any payments we made before receipt of the designation shall discharge us to the extent of such payments. We reserve the right to require the Owner of Benefits's certificate for endorsement of any change of beneficiary.

If annuity benefits become payable under Option 1 of Article IVA, Section 2 and if the death of the Plan Participant occurs before all of the payments for the minimum period provided for under such Option 1 have been made, any remaining payments for the balance of such period shall be paid when due to the Owner of Benefits or to the beneficiary or beneficiaries then surviving; provided, however, that the Owner of Benefits or each beneficiary will have the right to request in writing and receive the commuted value of any such remaining payments due them in one sum.

If annuity benefits become payable under Option 2 of Article IVA, Section 2 and if the death of both the Plan Participant and the contingent annuitant occur before payments have been made for the minimum period of ten years, any remaining payments for the balance of such period will be paid when due to the Owner of Benefits or the beneficiary or beneficiaries then surviving; provided, however, that the Owner of Benefits or each beneficiary will have the right to request in writing and receive the commuted value of any such remaining payments due them in one sum.

Unless otherwise specified by the Owner of Benefits with our consent or by the Plan,

(a) if any beneficiary dies before the Plan Participant, any payment which would have become payable to such beneficiary, if living, will be payable when due to the beneficiary or beneficiaries surviving the Plan Participant in the order provided.

(b) if any beneficiary survives the Plan Participant but dies before receiving all of the payments which would have become payable to such beneficiary, if living, payment will be paid when due to the surviving beneficiary or beneficiaries, if any, in the order provided.

(c) if the last survivor of all named beneficiaries dies after the death of the Plan Participant (and the contingent annuitant, if any), and before all payments due the beneficiary have been made, the remaining payments will be commuted and the commuted value paid to the executor or administrator of the estate of the last survivor of the beneficiaries.


7--1;TDSA-VA1;9203

If no named beneficiary survives the Plan Participant (and the contingent annuitant, if any), or no beneficiary has been named, any amount which would have become payable to a beneficiary will be commuted and the commuted value paid to the Owner of Benefits, if living, otherwise to the executor or administrator of the Owner of Benefits (the executor or administrator of the estate of any contingent annuitant, if he survives the Owner of Benefits).

If the beneficiary is not a natural person taking in his own right (that is, a trust or an estate), any periodic payments will be commuted and the commuted value paid to the beneficiary in one sum. However, if the beneficiary is a trust established for the benefit of a natural person and if the payment period is at least 24 months and not more than 60 months, periodic payments may be continued to such beneficiary.

SECTION 3--DIVIDENDS. Any portion of the divisible surplus that we determine to accrue on this contract shall be determined annually by us and shall be credited to this contract on each Yearly Date after the Contract Date. Any such dividend shall be applied as directed by you in accordance with Plan provisions. (Note:
Because of the direct crediting of investment return to Investment Accounts, it is not anticipated that there will be any surplus accruing on this contract from which dividends may be apportioned to this contract.)

SECTION 4--CONTRACT. This contract and your application, a copy of which is attached to and made a part of this contract, are the entire contract between the parties. We are obligated only as provided in this contract and are not a party to nor bound by any trust or plan.

SECTION 5--PLAN AND PLAN AMENDMENTS. You agree to furnish us with a copy of the Plan in effect on the Contract Date and any subsequent amendments to it. No amendment to the Plan which affects our duties and obligations will be effective under this contract if we notify you in writing that such change is unacceptable to us. We agree to notify you within 60 days after we receive an amendment if it is unacceptable.

SECTION 6--WAIVER AND MODIFICATION. Only our officers have authority to change this contract or waive any of its provisions or requirements.

SECTION 7--MISSTATEMENTS. If the age or any other relevant fact of any Plan Participant or contingent annuitant is found to have been misstated, the amount of annuity payable by us will be that provided by the amount applied to purchase such annuity, determined as of the date of purchase established by the misstated information and on the basis of the correct information. Any overpayment by us resulting from any misstatements will be deducted from amounts thereafter payable to the Owner of Benefits, the contingent annuitant or the beneficiary. Any underpayment by us resulting from any misstatements will be paid in full with the next payment due the Owner of Benefits, the contingent annuitant or the beneficiary.

SECTION 8--INFORMATION, PROOFS AND DETERMINATION OF FACTS. You agree to furnish to us evidence of the age of each Plan Participant and each contingent annuitant, if any, on or before his earliest Annuity Purchase Date and other records, data, proofs or additional information which, in our opinion, is necessary for the administration of this contract.

For the purposes of this contract, the determination by you as to any facts (except age and sex) relating to any employee is, except for fraud or willful misstatement of fact, conclusive.


7--2;TDSA-VA1;9203

SECTION 9--AMENDMENT. We reserve the right to amend or change this contract as follows, subject to the limitations of item (f):

(a) Any or all of the contract provisions may be changed at any time, including retroactive changes, to the extent necessary to meet the requirements of any law or regulation issued by any governmental agency to which we are subject..

(b) We may, as of any date after the Contract Date, amend or change (i) the basis for determining Investment Account Values, Net Investment Factors and Annuity Change Factors; (ii) Table 1, (iii) the provisions as to transfers contained in Article VI, and (iv) the expenses contained in Article III.

(c)  We may, as of any date, add additional Divisions to Separate Account B.

(d) The percentage stated in Article II, Section 2B, may be changed at any time; provided, however, that such rate will in no event exceed 1.25% and will not be changed more frequently than once in any one-year period.

(e) By written agreement between you and us, this contract may be amended or changed at any time as to any of its provisions, including those in regard to coverage, benefits and the participation privileges, without the consent of any Owner of Benefits, Plan Participant, beneficiary or contingent annuitant.

(f) We will give you written notice of any change made because of item (a) above. Any amendment or change under items (b), (c) or (d) will not become effective unless we give you written notice at least 60 days before the date the amendment or change is to take effect.

(g) Any amendment or change under this Section 9 is binding and conclusive on each Owner of Benefits, Plan Participant, beneficiary, or contingent annuitant, but is limited by the following:

     (i) No amendment or change will apply to annuities purchased under Article IVA before the effective date of the amendment or change except to the extent necessary in making changes in accordance with item (a) above.

     (ii) No amendment or change to Table 1 under (b)(ii) above will be effective for any current Plan Participant if the effect of such amendment or change would be less favorable to the Owner of Benefits.

     (iii)Any change in the contract administration expense charge and the recordkeeping expense charge referred to in (b) and (c) of Section 1,
          Article III, will not take effect as to any Investment Accounts to be transferred to another Funding Agent, if, prior to the date the amendment or change is to take effect, we receive Notification from you for payment of all such Investment Account Values to the Funding Agent in accordance with Article V, Section 1, and such request is not revoked.

SECTION 10--CONTRIBUTIONS. We reserve the right to limit or refuse further Contributions under this contract. We will give you written notice at least 60 days before the date after which further Contributions will be limited or refused by us.


7--3;TDSA-VA1;9504

SECTION 11--MODIFICATION IN MODE OF PAYMENT OF ANNUITY. If, at any time on or subsequent to an Annuity Commencement Date or the election of a Flexible Income Option, the monthly amount payable under this contract would be less than $20, we may, at our option, pay in cash the Variable Annuity Reserve for the annuity payments or, in the case of the Flexible Income Option, the Investment Account Values which correlate to the Plan Participant, in full settlement of all benefits otherwise payable. The Variable Annuity Reserve will be determined by us on the same mortality and interest basis as the annuity purchase rate which was used to determine the amount of annuity payments.

If, after a Plan Participant's Termination of Employment has occurred, the total value of the Investment Account Values which correlate to such Plan Participant is less than $1,750, we may, at our option, pay the Owner of Benefits the amount of such account in a single sum in lieu of any and all other benefits as to such account.

SECTION 12--COMMUTATION OF PAYMENTS. If any periodic payments are to be commuted, the commuted value of the payments will be determined by us, using the interest rate which was used as a basis for calculating the amount of the payment at the time the annuity was provided.

Neither the Owner of Benefits, the Plan Participant, the contingent annuitant nor any beneficiary who is a natural person taking in his own right has the right to commute any annuity payments under this contract which are based upon life contingencies.

SECTION 13--FACILITY OF PAYMENT. If any Owner of Benefits, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for him, we may, at our option, make such payment to the person or persons as have, in our opinion, assumed the care and principal support of the Owner of Benefits, contingent annuitant, or beneficiary.

If the payment is due a minor, we will hold all payments until a legal representative has been appointed for him or he is no longer a minor. However, if the payment due is an amount that would not exceed the maximum amount allowed under applicable law of the state in which the minor resides, we may, at our option, make any such payment to the minor.

Any payment made by us pursuant to this Section shall fully discharge us to the extent of such payment.

SECTION 14--PRONOUNS. Masculine pronouns used in this contract include both masculine and feminine gender unless the context indicates otherwise.

SECTION 15--ASSIGNMENT. No benefits in the course of payment under this contract may be assigned by any Owner of Benefits, Plan Participant, beneficiary or contingent annuitant and all such benefits are exempt from the claims of the creditors of the Employer to the maximum extent permitted.


7--4;TDSA-VA1;9203

SECTION 16--INVESTMENT MANAGER. As set out in Article II, Sections 1, 5 and 7, the right to direct the split of Contributions among Investment Accounts and to direct any transfer out of these accounts is reserved to you and/or the Owner of Benefits, all in accordance with the provisions of the Plan.

SECTION 17--BASIS OF RESERVE. The reserve of any annuity income under this contract will be determined by us on the same interest and mortality assumptions as were used to calculate the amount of each payment.

SECTION 18--SUBSTITUTED SECURITIES. If shares of the Mutual Funds should not be available or if, in our judgment, investment in such shares is no longer appropriate, we may substitute for such shares or apply Contributions received after a date specified by us to the purchase of (i) shares of another registered open-end investment company or (ii) securities or other property as we in our discretion shall select. In the event of any investment pursuant to clause (ii) above, we may make such changes as in our judgment are necessary or appropriate in the frequency and methods of determination of Unit Values, Net Investment Factors, Annuity Change Factors, and Investment Account Values, including any changes in the foregoing which will provide for the payment of an investment advisory fee; provided, however, that any such changes shall be made only after approval by the Insurance Department of the State of Iowa. We will give written notice to each Owner of Benefits of any substitution or change pursuant to this Section.

Any substitution under this Section 18 is subject to the rules and regulations of the Securities and Exchange Commission.


7--5;TDSA-VA1;9203

               OPTION 1 - MONTHLY LIFE ANNUITY PER $1, 000 APPLIED

                  FIXED BENEFITS - AMOUNT OF PAYMENT EACH MONTH

AGE OF                         STRAIGHT                           INSTALLMENT
PAYEE                           LIFE                               REFUND
------------                -------------                      -----------------
50                             3.48                                 3.37
51                             3.53                                 3.42
52                             3.59                                 3.46
53                             3.65                                 3.51
54                             3.72                                 3.57

55                             3.78                                 3.62
56                             3.85                                 3. 68
57                             3.92                                 3.74
58                             4.00                                 3.80
59                             4.08                                 3.86

60                             4.17                                 3.93
61                             4.26                                 4.00
62                             4.35                                 4.07
63                             4.45                                 4.15
64                             4.56                                 4.23

65                             4.68                                 4.31
66                             4.80                                 4.40
67                             4.93                                 4.50
68                             5.07                                 4.59
69                             5.22                                 4.70

70                             5.38                                 4.80
71                             5.55                                 4.92
72                             5.73                                 5.04
73                             5.92                                 5.16
74                             6.13                                 5.29

75                             6.35                                 5.43

RATES FOR OTHER AGES WILL BE DETERMINED ON THE SAME ACTUARIAL BASIS AS THE ABOVE RATES .

                                                                    TABLE 1
                                                              STRAIGHT LIFE
                                                         INSTALLMENT REFUND
                                                            TDSA - VARIABLE


GP - 34043-1

               OPTION 1 - MONTHLY LIFE ANNUITY PER $1, 000 APPLIED

                  FIXED BENEFITS - AMOUNT OF PAYMENT EACH MONTH

AGE OF              5                10                    15               20
PAYEE              YEARS            YEARS                YEARS            YEARS
------------   -----------        ----------            ----------       -------
50                3.48               3.47                  3.44             3.41
51                3.53               3.52                  3.49             3.46
52                3.59               3. 57                 3.55             3.51
53                3.65               3.63                  3.60             3.56
54                3.71               3.69                  3.66             3.61

55                3.78               3.76                  3.72             3.66
56                3.84               3.82                  3.78             3.72
57                3.92               3.89                  3.85             3.78
58                3.99               3.96                  3.91             3.84
59                4.07               4.04                  3.98             3.90

60                4.16               4.12                  4.06             3.96
61                4.25               4.20                  4.13             4.02
62                4.34               4.29                  4.21             4.09
63                4.44               4.39                  4.29             4.15
64                4.54               4.49                  4.38             4.22

65                4.66               4.59                  4.47             4.29
66                4.78               4.70                  4.56             4.35
67                4.90               4.82                  4.65             4.42
68                5.04               4.94                  4.75             4.49
69                5.18               5.06                  4.85             4.55

70                5.34               5.20                  4.95             4.62
71                5.50               5.33                  5.05             4.68
72                5.67               5.48                  5.16             4.74
73                5.85               5.63                  5.26             4.80
74                6.05               5.78                  5.36             4.86

75                6.25               5.94                  5.47             4.91

RATES FOR OTHER AGES WILL BE DETERMINED ON THE SAME ACTUARIAL BASIS AS THE ABOVE RATES .

                                                                      TABLE 1
                                                                5-10-15-20 CC
                                                              TDSA - VARIABLE

GP 34043-2

               OPTION 2 - MONTHLY JOINT AND SURVIVOR LIFE ANNUITY
                 WITH 10 YEAR MININUM PERIOD PER $1,000 APPLIED
                  FIXED BENEFITS - AMOUNT OF PAYMENT EACH MONTH

                               AGE OF PARTICIPANT
               -----------------------------------------------------------------
CONTINGENT           50           55         60        65          70       75
ANNUITANT      -----------------------------------------------------------------

         AGE

         50          3.11         3.19       3.27      3.33        3.38     3.41
         51          3.12         3.22       3.30      3.36        3.42     3.46
         52          3.14         3.24       3.33      3.40        3.46     3.51
         53          3.16         3.27       3.36      3.44        3.51     3.56
         54          3.18         3.29       3.39      3.48        3.55     3.61

         55          3.19         3.31       3.42      3.52        3.60     3.66
         56          3.21         3.34       3.45      3.56        3.65     3.72
         57          3.23         3.36       3.48      3.60        3.69     3.77
         58          3.24         3.38       3.52      3.64        3.74     3.83
         59          3.25         3.40       3.55      3.68        3.79     3.89

         60          3.27         3.42       3.57      3.72        3.85     3.95
         61          3.28         3.44       3.60      3.76        3.90     4.02
         62          3.29         3.46       3.63      3.80        3.95     4.08
         63          3.31         3.48       3.66      3.84        4.01     4.15
         64          3.32         3.50       3.69      3.88        4.06     4.22

         65          3.33         3.52       3.72      3.92        4.12     4.29
         66          3.34         3.54       3.71      3.96        4.17     4.36
         67          3.35         3.55       3.77      4.00        4.23     4.44
         68          3.36         3.57       3.80      4.04        4.29     4.51
         69          3.37         3.58       3.82      4.08        4.34     4.59

         70          3.38         3.60       3.85      4.12        4.40     4.67
         71          3.38         3.61       3.87      4.15        4.46     4.74
         72          3.39         3.63       3.89      4.19        4.51     4.82
         73          3.40         3.64       3.91      4.22        4.56     4.90
         74          3.41         3.65       3.93      4.26        4.62     4.97

         75          3.41         3.66       3.95      4.29        4.67     5.05

RATES FOR OTHER AGES WILL BE DETERMINED ON THE SAME ACTUARIAL BAS I S AS THE ABOVE RATES.

                                                                     TABLE 1
                                                 JOINT & SURVIVOR WITH 10 CC
                                                               FRACTION OF 1
                                                             TDSA - VARIABLE

GP - 34043-3

                OPTION 3 - MONTHLY JOINT AND TWO-THIRDS SURVIVOR
                         LIFE ANNUITY PER $1,000 APPLIED
                  FIXED BENEFITS - AMOUNT OF PAYMENT EACH MONTH

                               AGE OF PARTICIPANT
            --------------------------------------------------------------------
CONTINGENT   50         55           60           65            70        75
ANNUITANT   --------------------------------------------------------------------

  AGE
   50      3.35        3.47       3.60           3.74         3.90        4.07
   51      3.37        3.50       3.63           3.78         3.94        4.11
   52      3.39        3.53       3.67           3.82         3.98        4.16
   53      3.42        3.56       3.70           3.86         4.03        4 21
   54      3.44        3.58       3.73           3.90         4.07        4.26

   55      3.47        3.61       3.77           3.94         4.12        4.32
   56      3.50        3.64       3.80           3.98         4.17        4.37
   57      3.52        3.67       3.84           4.02         4.22        4.43
   58      3.55        3.71       3.88           4.06         4.27        4.49
   59      3.57        3.74       3.91           4.11         4.32        4.55

   60      3.60        3.77       3.95           4.15         4.37        4.61
   61      3.63        3.80       3.99           4.20         4.43        4.68
   62      3.66        3.83       4.03           4.24         4.49        4.75
   63      3.68        3.87       4.07           4.29         4.54        4.82
   64      3.71        3.90       4.11           4.34         4.60        4.89

   65      3.74        3.94       4.15           4.39         4.67        4.96
   66      3.77        3.97       4.19           4.44         4.73        5.04
   67      3.80        4.01       4.24           4.50         4.80        5.12
   68      3.84        4.04       4.28           4.55         4.86        5.21
   69      3.87        4.08       4.33           4.61         4.93        5.29

   70      3.90        4.12       4.37           4.67         5.00        5.38
   71      3.93        4.16       4.42           4.72         5.08        5.47
   72      3.97        4.20       4.47           4.78         5.15        5.57
   73      4.00        4.24       4.52           4.84         5.23        5.66
   74      4.03        4.28       4.56           4.90         5.30        5.76

   75      4.07        4.32       4.61           4.96         5.38        5.86

RATES FOR OTHER AGES WILL BE DETERMINED ON THE SAME ACTUARIAL BASIS AS THE ABOVE RATES.
                                                                   TABLE 1
                                                          JOINT & SURVIVOR
                                                           FRACTION OF 2/3
                                                           TDSA - VARIABLE

GP - 34043-4

         OPTION 4- LIFE ANNUITY WITH 1/2 SURVIVORSHIP PER $1,000 APPLIED

                  FIXED BENEFITS - AMOUNT OF PAYMENT EACH MONTH

                               AGE OF PARTICIPANT
              ------------------------------------------------------------------
CONTINGENT     50           55           60             65         70       75
ANNUITANT     ------------------------------------------------------------------

    AGE

     50      3.28         3.46         3.67          3.89         4.15     4.44
     51      3.29         3.48         3.69          3.92         4.18     4.48
     52      3.30         3.49         3.71          3.94         4.21     4.52
     53      3.31         3.51         3.72          3.97         4.25     4.56
     54      3.32         3.52         3.74          3.99         4.28     4.60

     55      3.33         3.54         3.76          4.02         4.31     4.65
     56      3.34         3.55         3.78          4.04         4.35     4.69
     57      3.35         3.56         3.80          4.07         4.38     4.74
     58      3.36         3.57         3.82          4.09         4.42     4.78
     59      3.37         3.59         3.83          4.12         4.45     4.83

     60      3.37         3.60         3.85          4.14         4.48     4.87
     61      3.38         3.61         3.87          4.17         4.52     4.92
     62      3.39         3.62         3.88          4.19         4.55     4.97
     63      3.39         3.63         3.90          4.22         4.59     5.02
     64      3.40         3.64         3.92          4.24         4.62     5.07

     65      3.40         3.65         3.93          4.26         4.66     5.12
     66      3.41         3.66         3.95          4.29         4.70     5.17
     67      3.41         3.66         3.96          4.31         4.73     5.22
     68      3.42         3.67         3.97          4.33         4.77     5.28
     69      3.42         3.68         3.99          4.35         4.80     5.33

     70      3.43         3.69         4.00          4.38         4.84     5.38
     71      3.43         3.70         4.01          4.40         4.87     5.43
     72      3.44         3.70         4.02          4.42         4.90     5.49
     73      3.44         3.71         4.04          4.44         4.94     5.54
     74      3.44         3.72         4.05          4.46         4.97     5.59

     75      3.45         3.72         4.06          4.47         5.00     5.64

          RATES FOR OTHER AGES WILL BE DETERMINED ON THE SAME ACTUARIAL BASIS AS THE ABOVE RATES.

                                                                       TABLE 1
                                                                  SURVIVORSHIP
                                                              FRACTION OF 1/ 2
                                                               TDSA - VARIABLE

GP- 34043-5